AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997

                                                       Registration No. 33-52536
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             GRC International, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                   95-2131929
                                   ----------
                     (I.R.S. Employer Identification Number)

                    1900 Gallows Road, Vienna, Virginia 22182
                    -----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             GRC International, Inc.
                         1985 Employee Stock Option Plan
                         -------------------------------
                            (Full Title of the Plan)

                             Thomas E. McCabe, Esq.
               Senior Vice President, General Counsel & Secretary
                             GRC International, Inc.
                    1900 Gallows Road, Vienna, Virginia 22182
                    -----------------------------------------
                     (Name and Address of Agent for Service)

                                 (703) 506-5005
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)

Pursuant to Instruction E of Form S-8 and Instruction 89 of Section G of the Manual of Publicly Available Telephone Interpretations of the Commission's Division of Corporation Finance, Registrant wishes to use the filing fee paid on the unsold shares of common stock that were registered on Form S-8 (Registration No. 33-52536, filed September 28, 1992) for its 1985 Employee Stock Option Plan ("1985 Plan").

A total of 1,305,000 shares of the Company's Common Stock, $0.10 par value ("Stock") were registered for the 1985 Plan. Registration No. 33-1046 (filed October 22, 1985) registered 425,000 shares of Stock, Registration No. 33-39513 (filed March 27, 1991) registered 440,000 shares of Stock, and Registration No. 33-52536 (filed September 28, 1992) registered 440,000 shares of Stock. (Collectively, the foregoing registration statements are hereinafter referred to as the "1985 Plan Registration Statements"). To date, a total of 703,059 shares of Stock have been issued pursuant to the exercise of options under the 1985 Plan. Also, under the 1985 Plan, there remain outstanding options to purchase a total of 130,763 shares. No further options may be issued under the 1985 Plan. Therefore, the maximum number of shares of Stock which could be issued under the 1985 Plan is 833,822.

Accordingly, the 440,000 shares of Stock previously registered for the 1985 Plan on Registration No. 33-52536 (filed September 28, 1992) are being deregistered by this Post-Effective Amendment, and are being carried over to a new Registration Statement being filed today for shares of Stock to be issued pursuant to the exercise of options granted under the Company's 1996 Officers Stock Option Plan and 1996 Employee Option Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on October 20, 1997.

                                               GRC INTERNATIONAL, INC.


                                               By: /s/ Thomas E. McCabe
                                                   -----------------------------
                                                   Thomas E. McCabe
                                                   Senior Vice President,
                                                     General Counsel and
                                                     Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. McCabe his attorney-in-fact, with full power or substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Date:    October 20, 1997                   By: /s/ Jim Roth
                                                --------------------------------
                                                Jim Roth
                                                President and Chief Executive
                                                  Officer


Date:    October 20, 1997                  By:  /s/ Ronald B. Alexander
                                                --------------------------------
                                                Ronald B. Alexander
                                                Senior Vice President-Finance,
                                                  Treasurer and Chief Financial
                                                  Officer


Date:    October 20, 1997                   By: /s/ Joseph R. Wright, Jr.
                                                --------------------------------
                                                Joseph R. Wright, Jr.
                                                Chairman, Director


Date:    October 20, 1997                  By:  /s/ Peter A. Cohen
                                                --------------------------------
                                                Peter A. Cohen
                                                Vice Chairman, Director


Date:    October 20, 1997                   By: /s/ H. Furlong Baldwin
                                                --------------------------------
                                                H. Furlong Baldwin
                                                Director


Date:    October 20, 1997                  By:  /s/ Frank J.A. Cilluffo
                                                --------------------------------
                                                Frank J.A. Cilluffo
                                                Director

Date:    October 20, 1997                   By: /s/ Leslie B. Disharoon
                                                --------------------------------
                                                Leslie B. Disharoon
                                                Director


Date:    October 20, 1997                   By: /s/ Charles H.P. Duell
                                                --------------------------------
                                                Charles H.P. Duell
                                                Director


Date:    October 20, 1997                   By: /s/ Edward C. Meyer
                                                --------------------------------
                                                Edward C. Meyer
                                                Director


Date:    October 20, 1997                   By: /s/ George R. Packard
                                                --------------------------------
                                                George R. Packard
                                                Director


Date:    October 20, 1997                   By: /s/ Herbert Rabin
                                                --------------------------------
                                                Herbert Rabin
                                                Director


Date:    October 20, 1997                   By: /s/ E. Kirby Warren
                                                --------------------------------
                                                E. Kirby Warren
                                                Director